UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2014, Dr. Richard B. Phillips, Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance, notified Puma Biotechnology, Inc. (“Puma” or the “Company”) that he will be retiring for health reasons effective during the fourth quarter of 2014 (and no later than November 7, 2014).

Effective upon Dr. Phillips’ departure, his regulatory responsibilities will be assumed by Erin Jones, the Company’s current Vice President, Global Regulatory Affairs. Prior to joining Puma, Mr. Jones worked at Genentech, where he held a variety of positions including North America Oncology Team Leader, HER Franchise Group Leader and Head of Regulatory Intelligence. In his roles at Genentech, Mr. Jones oversaw the HER mechanism franchise, where he led and oversaw the late-stage development and BLA submission for TDM1 (Kadcyla™) and Perjeta™ in HER2-positive metastatic breast cancer, and obtained approvals for trastuzumab (HERCEPTIN™) in HER2 positive adjuvant breast cancer. These regulatory leadership activities also included direct negotiation with regulatory health authorities worldwide as well as leading FDA ODAC interactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: September 3, 2014	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President